Exhibit 99.3

AMERICAN HOMES 4 RENT

FIRST QUARTER 2020

Earnings Release and Supplemental Information Package

★★★★★

American Homes 4 Rent

2

American Homes 4 Rent
Earnings Press Release
American Homes 4 Rent Reports First Quarter 2020 Financial and Operating Results
AGOURA HILLS, Calif., May 7, 2020—American Homes 4 Rent (NYSE: AMH) (the “Company”), a leading provider of high-quality single-family homes for rent, today announced its financial and operating results for the quarter ended March 31, 2020.
Highlights
•Total revenues increased 3.7% to $289.6 million for the first quarter of 2020 from $279.2 million for the first quarter of 2019.
•Net income attributable to common shareholders totaled $20.2 million, or $0.07 per diluted share, for the first quarter of 2020, compared to $16.3 million, or $0.05 per diluted share, for the first quarter of 2019.
•Core Funds from Operations (“Core FFO”) attributable to common share and unit holders for the first quarter of 2020 was $103.1 million, or $0.29 per FFO share and unit, compared to $95.7 million, or $0.27 per FFO share and unit, for the first quarter of 2019, which represents a 7.4% increase on a per share and unit basis.
•Adjusted Funds from Operations (“Adjusted FFO”) attributable to common share and unit holders for the first quarter of 2020 was $93.5 million, or $0.26 per FFO share and unit, compared to $86.9 million, or $0.25 per FFO share and unit, for the first quarter of 2019, which represents a 7.3% increase on a per share and unit basis.
•Core Net Operating Income (“Core NOI”) from Same-Home properties increased by 3.8% year-over-year for the first quarter of 2020.
•Maintained strong Same-Home portfolio Average Occupied Days Percentage of 95.3% while achieving a 3.6% year-over-year growth in Average Monthly Realized Rent per property for the first quarter of 2020.
•After the end of the quarter, upsized existing strategic joint venture with institutional investors advised by J.P. Morgan Asset Management to $625 million, providing additional capital focused on constructing and operating newly built rental homes by the Company.

“We would like to extend our sincerest wishes for the health and wellbeing of our residents, team members and families during these unprecedented times. Additionally, thank you to our team members for your tireless efforts in helping us deliver high-quality, essential housing to over 50,000 American families, which has never been more important,” said David Singelyn, American Homes 4 Rent’s Chief Executive Officer. “We finished the first quarter with strong momentum, delivering over 7% growth in Core FFO per share and unit and 96% end of quarter Same-Home occupancy, positioning us well heading into the pandemic. Through our mobile technology enabled operating platform, we have maintained continuity in our operations, continuing to deliver excellent service to our existing residents while providing new residents the ability to safely find the essential housing they need. Combined with our investment grade balance sheet, strong liquidity profile and geographically diversified portfolio, American Homes 4 Rent is well positioned to weather the COVID-19 pandemic and take advantage of opportunities today and going forward, while we focus on the safety and wellbeing of our residents and employees.”

COVID-19 Business Update

Since the COVID-19 pandemic began towards the end of the first quarter, the Company has been able to maintain continuity in business operations through the use of its mobile technology enabled operating platform as it prioritizes the health and safety of its residents and employees. The Company has implemented comprehensive remote working policies for all corporate and field offices, and additional safety measures for field staff to ensure continuity of services, while protecting employees, residents and their families.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	3

American Homes 4 Rent
Earnings Press Release (continued)
The Company has waived late fees and halted evictions for nonpayment of rent for the months of April and May 2020 and is experiencing lower levels of resident move-outs with an April 2020 Same-Home portfolio monthly turnover rate of 3.0%, which compares to 3.2% in April 2019. The Company has also offered zero percent increases on renewal leases signed in April and May. New leasing activity continues without interruption, as the Company’s proprietary Let Yourself In℠ technology provides full functionality for prospective residents to tour homes, submit applications and execute leases while following social distancing guidelines, resulting in an April 2020 Same-Home portfolio Average Occupied Days Percentage of approximately 95.1%. Additionally, the Company collected 95% of April rents and collected 82% of May rents through May 5, 2020, which represents approximately 94% of rent typically collected during the first five calendar days of the month. Our reported collections numbers reflect actual cash payments received, without application of security deposits, compared to our historic collection levels.

As previously announced, the Company is continuing its temporary suspension of traditional acquisition channel and National Builder Program acquisitions. However, where in compliance with state and local mandates, the Company is continuing construction activity on its pipeline of internally developed built-for-rental homes. To date, the Company has experienced certain COVID-19 related construction delays, including government office slowdowns, and now expects to deliver between 1,000 and 1,200 homes from our in-house development program for the full year of 2020 which compares to 1,200 to 1,500 homes previously communicated in our initial full year guidance remarks.

The extent to which the COVID-19 pandemic will ultimately impact us and our residents will depend on future developments which are highly uncertain. These include the scope, severity and duration of the pandemic and the direct and indirect economic effects of the pandemic and containment measures, among others.
First Quarter 2020 Financial Results
Net income attributable to common shareholders totaled $20.2 million, or $0.07 per diluted share, for the first quarter of 2020, compared to $16.3 million, or $0.05 per diluted share, for the first quarter of 2019. This improvement was primarily attributable to higher revenues resulting from a larger number of occupied properties and higher rental rates, which were offset in part by higher property management expenses, higher general and administrative expense and a noncash write-down included in other expenses associated with the liquidation of legacy joint ventures, which were acquired as part of the American Residential Properties, Inc. merger in February 2016, as well as an increase in gain on sale of single-family properties and other, net.
Total revenues increased 3.7% to $289.6 million for the first quarter of 2020 from $279.2 million for the first quarter of 2019. Revenue growth was primarily driven by continued strong leasing activity, as our average occupied portfolio grew to 48,898 homes for the quarter ended March 31, 2020, compared to 48,345 homes for the quarter ended March 31, 2019, as well as higher rental rates.
Core NOI on our total portfolio increased 4.3% to $157.0 million for the first quarter of 2020, compared to $150.6 million for the first quarter of 2019. This increase was primarily due to growth in rental income resulting from a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense and higher property management expenses, net.
Core revenues from Same-Home properties increased 3.9% to $217.2 million for the first quarter of 2020, compared to $209.0 million for the first quarter of 2019. This growth was primarily driven by a 3.6% increase in Average Monthly Realized Rent per property as well as higher fees from single-family properties resulting from operational enhancements to our fee structure. Core property operating expenses from Same-Home properties increased 4.0% to $76.9 million for the first

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	4

American Homes 4 Rent
Earnings Press Release (continued)
quarter of 2020, compared to $73.9 million for the first quarter of 2019, driven mostly by higher property tax expense related to the timing of valuation increases and higher property management expenses, net. As a result, Core NOI from Same-Home properties increased 3.8% to $140.2 million for the first quarter of 2020, compared to $135.0 million for the first quarter of 2019.
Core FFO attributable to common share and unit holders was $103.1 million, or $0.29 per FFO share and unit, for the first quarter of 2020, compared to $95.7 million, or $0.27 per FFO share and unit, for the first quarter of 2019. Adjusted FFO attributable to common share and unit holders was $93.5 million, or $0.26 per FFO share and unit, for the first quarter of 2020, compared to $86.9 million, or $0.25 per FFO share and unit, for the first quarter of 2019. This improvement was primarily attributable to increases in rental revenue driven by a larger number of occupied properties and higher rental rates, partially offset by higher property tax expense and higher property management expenses, net.
Portfolio
As of March 31, 2020, the Company had an occupancy percentage of 94.6%, compared to 94.9% as of December 31, 2019. The occupancy percentage on Same-Home properties was 96.0% as of March 31, 2020 and December 31, 2019.
Investments
As of March 31, 2020, the Company’s total portfolio consisted of 52,776 homes, including 960 properties held for sale, compared to 52,552 homes as of December 31, 2019, including 1,187 properties held for sale, an increase of 224 homes during the first quarter of 2020, which included 401 newly constructed properties delivered through our AMH Development and National Builder Programs and 255 homes acquired through traditional acquisition channels, partially offset by 410 homes sold and 22 homes contributed to an unconsolidated joint venture. Also, as of March 31, 2020, the Company had an additional 876 properties held in unconsolidated joint ventures, representing a net increase of 68 properties, compared to 808 properties held in unconsolidated joint ventures as of December 31, 2019.
Capital Activities, Balance Sheet and Liquidity
As of March 31, 2020, the Company had cash and cash equivalents of $33.1 million and had total outstanding debt of $3.0 billion, excluding unamortized discounts and unamortized deferred financing costs, with a weighted-average interest rate of 4.3% and a weighted-average term to maturity of 12.5 years. The Company had $105.0 million of outstanding borrowings on its $800.0 million revolving credit facility at the end of the quarter. Additionally, the Company has no debt maturities, other than recurring principal amortization, until 2022. During the first quarter of 2020, the Company generated $75.8 million of Retained Cash Flow and sold 410 properties generating $81.2 million of net proceeds.
As of April 30, 2020, the Company had cash and cash equivalents of $30.1 million with no changes to total outstanding debt since March 31, 2020. During April 2020, the Company sold an additional 60 properties generating $13.8 million of net proceeds.
After the end of the quarter, the Company upsized its existing strategic joint venture with institutional investors advised by J.P. Morgan Asset Management to increase the size of the partnership to $625 million. The upsizing provides additional capital focused on constructing and operating newly built rental homes by the Company while other principal terms of the agreement remain the same.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	5

American Homes 4 Rent
Earnings Press Release (continued)
2020 Guidance
Given the rapidly evolving nature of the pandemic and the uncertainties around the long-term economic impacts, the Company believes it is still too early to estimate the impact of the pandemic to the Company’s financial results and therefore has withdrawn full year 2020 guidance previously issued on February 27, 2020. The Company plans to provide an update to its full year 2020 guidance once there is further clarity on the impact of the pandemic.
Additional Information
A copy of the Company’s First Quarter 2020 Earnings Release and Supplemental Information Package and this press release are available on our website at www.americanhomes4rent.com. This information has also been furnished to the SEC in a current report on Form 8-K.
Conference Call
A conference call is scheduled on Friday, May 8, 2020, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the quarter ended March 31, 2020, and to provide an update on its business. The domestic dial-in number is (877) 451-6152 (U.S. and Canada) and the international dial-in number is (201) 389-0879 (passcode not required). A simultaneous audio webcast may be accessed by using the link at www.americanhomes4rent.com, under “For Investors.” A replay of the conference call may be accessed through Friday, May 22, 2020 by calling (844) 512-2921 (U.S. and Canada) or (412) 317-6671 (international), replay passcode number 13701430#, or by using the link at www.americanhomes4rent.com, under “For Investors.”
About American Homes 4 Rent
American Homes 4 Rent (NYSE: AMH) is a leader in the single-family home rental industry and “American Homes 4 Rent” is fast becoming a nationally recognized brand for rental homes, known for high-quality, good value and tenant satisfaction. We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, developing, renovating, leasing, and operating attractive, single-family homes as rental properties. As of March 31, 2020, we owned 52,776 single-family properties in selected submarkets in 22 states.
Forward-Looking Statements
This press release and the accompanying Supplemental Information Package contain “forward-looking statements.” These forward-looking statements relate to beliefs, expectations or intentions and similar statements concerning matters that are not of historical fact and are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “intend,” “potential,” “plan,” “goal,” “outlook,” “guidance” or other words that convey the uncertainty of future events or outcomes. Examples of forward-looking statements contained in this press release include, among others, our expectations with respect to the impacts of the COVID-19 pandemic, our belief that our acquisition and homebuilding programs will result in continued growth, and the estimated timing of our development deliveries set forth in the Supplemental Information Package. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While the Company’s management considers these expectations to be reasonable, they are inherently subject to risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control and could cause actual results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update any forward-looking statements to conform to actual results or changes in its expectations, unless required by

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	6

American Homes 4 Rent
Earnings Press Release (continued)
applicable law. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the potential adverse effect of the COVID-19 pandemic on the financial condition, operating results and cash flows of the Company, our tenants, the real estate market, the global economy and the financial markets. The extent to which the COVID-19 pandemic impacts us and our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic and the direct and indirect economic effects of the pandemic and containment measures, among others. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the “Risk Factors” disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in the Company’s subsequent filings with the SEC.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	7

American Homes 4 Rent
Fact Sheet
(Amounts in thousands, except per share and property data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2020	2019
Operating Data
Net income attributable to common shareholders	$20,244	$16,283
Core revenues	$247,329	$237,742
Core NOI	$157,008	$150,594
Core NOI margin	63.5%	63.3%
Platform Efficiency Percentage	13.0%	12.1%
Adjusted EBITDAre after Capex and Leasing Costs	$139,021	$134,503
Adjusted EBITDAre after Capex and Leasing Costs Margin	55.6%	56.1%
Per FFO share and unit:
FFO attributable to common share and unit holders	$0.28	$0.27
Core FFO attributable to common share and unit holders	$0.29	$0.27
Adjusted FFO attributable to common share and unit holders	$0.26	$0.25

	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Selected Balance Sheet Information - end of period
Single-family properties in operation, net	$8,067,375	$7,986,276	$7,959,526	$7,977,518	$8,040,577
Total assets	$9,201,365	$9,100,109	$9,140,121	$9,142,623	$9,191,038
Outstanding borrowings under credit facilities, net	$105,000	$—	$—	$—	$99,286
Total Debt	$2,970,558	$2,870,993	$2,876,223	$2,881,774	$2,986,953
Total Market Capitalization	$12,043,390	$13,000,836	$12,892,361	$12,339,414	$11,869,149
Total Debt to Total Market Capitalization	24.7%	22.1%	22.3%	23.3%	25.2%
Net Debt to Adjusted EBITDAre	4.9 x	4.7 x	4.6 x	4.7 x	4.9 x
NYSE AMH Class A common share closing price	$23.20	$26.21	$25.89	$24.31	$22.72

Portfolio Data - end of period
Occupied single-family properties	49,029	48,767	48,868	49,111	48,867
Single-family properties recently acquired	499	335	139	67	366
Single-family properties in turnover process	1,817	1,934	1,698	1,408	1,441
Single-family properties leased, not yet occupied	471	329	393	384	456
Total single-family properties, excluding properties held for sale	51,816	51,365	51,098	50,970	51,130
Single-family properties held for sale	960	1,187	1,439	1,664	1,793
Total single-family properties	52,776	52,552	52,537	52,634	52,923
Total occupancy percentage (1)	94.6%	94.9%	95.6%	96.4%	95.6%
Total Average Occupied Days Percentage	94.7%	95.0%	95.2%	95.4%	94.0%
Same-Home occupied percentage (45,253 properties)	96.0%	96.0%	96.0%	96.4%	96.7%
Same-Home Average Occupied Days Percentage (45,253 properties)	95.3%	95.2%	95.3%	95.7%	95.4%

Other Data
Distributions declared per common share	$0.05	$0.05	$0.05	$0.05	$0.05
Distributions declared per Series D perpetual preferred share	$0.41	$0.41	$0.41	$0.41	$0.41
Distributions declared per Series E perpetual preferred share	$0.40	$0.40	$0.40	$0.40	$0.40
Distributions declared per Series F perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series G perpetual preferred share	$0.37	$0.37	$0.37	$0.37	$0.37
Distributions declared per Series H perpetual preferred share	$0.39	$0.39	$0.39	$0.39	$0.39
(1)Occupancy percentage is calculated based on total single-family properties, excluding properties held for sale.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	8

American Homes 4 Rent
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2020	2019
Revenues:
Rents and other single-family property revenues	$287,342	$277,694
Other	2,252	1,510
Total revenues	289,594	279,204

Expenses:
Property operating expenses	107,497	106,684
Property management expenses	23,276	20,709
General and administrative expense	11,266	9,435
Interest expense	29,715	31,915
Acquisition and other transaction costs	2,147	834
Depreciation and amortization	82,821	81,161
Other	6,110	1,024
Total expenses	262,832	251,762

Gain on sale of single-family properties and other, net	10,765	5,649

Net income	37,527	33,091

Noncontrolling interest	3,501	3,026
Dividends on preferred shares	13,782	13,782

Net income attributable to common shareholders	$20,244	$16,283

Weighted-average common shares outstanding:
Basic	300,813,069	296,833,755
Diluted	301,305,068	297,444,941

Net income attributable to common shareholders per share:
Basic	$0.07	$0.05
Diluted	$0.07	$0.05

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	9

American Homes 4 Rent
Funds from Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2020	2019
Net income attributable to common shareholders	$20,244	$16,283
Adjustments:
Noncontrolling interests in the Operating Partnership	3,501	3,026
Net (gain) on sale / impairment of single-family properties and other	(5,614)	(5,145)
Adjustments for unconsolidated joint ventures	238	554
Depreciation and amortization	82,821	81,161
Less: depreciation and amortization of non-real estate assets	(2,064)	(1,940)
FFO attributable to common share and unit holders	$99,126	$93,939
Adjustments:
Acquisition and other transaction costs	2,147	834
Noncash share-based compensation - general and administrative	1,369	659
Noncash share-based compensation - property management	439	293
Core FFO attributable to common share and unit holders	$103,081	$95,725
Recurring capital expenditures (1)	(8,711)	(7,860)
Leasing costs	(910)	(999)
Adjusted FFO attributable to common share and unit holders	$93,460	$86,866

Per FFO share and unit:
FFO attributable to common share and unit holders	$0.28	$0.27
Core FFO attributable to common share and unit holders	$0.29	$0.27
Adjusted FFO attributable to common share and unit holders	$0.26	$0.25

Weighted-average FFO shares and units:
Common shares outstanding	300,813,069	296,833,755
Share-based compensation plan (2)	720,386	611,186
Operating partnership units	52,026,980	55,166,826
Total weighted-average FFO shares and units	353,560,435	352,611,767
(1)As a portion of our homes are recently developed, acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.
(2)Reflects the effect of potentially dilutive securities issuable upon the assumed vesting/exercise of restricted stock units and stock options.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	10

American Homes 4 Rent
Core Net Operating Income – Total Portfolio
(Amounts in thousands)
(Unaudited)

	For the Three Months Ended Mar 31,
	2020	2019
Rents from single-family properties	$245,330	$236,497
Fees from single-family properties	4,014	3,013
Bad debt	(2,015)	(1,768)
Core revenues	247,329	237,742

Property tax expense	44,968	42,371
HOA fees, net (1)	4,516	5,967
R&M and turnover costs, net (1)	17,107	17,563
Insurance	2,313	2,193
Property management expenses, net (2)	21,417	19,054
Core property operating expenses	90,321	87,148

Core NOI	$157,008	$150,594
Core NOI margin	63.5%	63.3%

	For the Three Months Ended Mar 31, 2020
	Same-Home Properties	Stabilized Properties	Non-Stabilized Properties (3)	Held for Sale Properties	Total Single-Family Properties
Property count	45,253	3,119	3,444	960	52,776
Average Occupied Days Percentage	95.3%	95.0%	84.4%	62.8%	94.1%

Rents from single-family properties	$215,376	$15,331	$11,117	$3,506	$245,330
Fees from single-family properties	3,373	273	323	45	4,014
Bad debt	(1,586)	(129)	(171)	(129)	(2,015)
Core revenues	217,163	15,475	11,269	3,422	247,329

Property tax expense	38,634	2,663	2,296	1,375	44,968
HOA fees, net (1)	3,786	321	285	124	4,516
R&M and turnover costs, net (1)	14,468	808	1,132	699	17,107
Insurance	1,963	155	139	56	2,313
Property management expenses, net (2)	18,090	1,280	1,583	464	21,417
Core property operating expenses	76,941	5,227	5,435	2,718	90,321

Core NOI	$140,222	$10,248	$5,834	$704	$157,008
Core NOI margin	64.6%	66.2%	51.8%	20.6%	63.5%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.
(3)Includes 1,173 newly acquired properties that do not meet the definition of Stabilized Property at the start of the quarter and 2,271 legacy-tenant properties which have not experienced tenant turnover under our ownership (the majority of which were acquired through bulk acquisitions, such as the ARPI merger) or properties currently out of service due to a casualty loss.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	11

American Homes 4 Rent
Same-Home Results – Quarterly Comparisons
(Amounts in thousands, except property and per property data)
(Unaudited)

	For the Three Months Ended Mar 31,
	2020	2019	Change
Number of Same-Home properties	45,253	45,253
Occupancy percentage as of period end	96.0%	96.7%	(0.7)%
Average Occupied Days Percentage	95.3%	95.4%	(0.1)%
Average Monthly Realized Rent per property	$1,664	$1,606	3.6%
Turnover Rate	8.0%	8.0%	—%

Core NOI:
Rents from single-family properties	$215,376	$207,941	3.6%
Fees from single-family properties	3,373	2,496	35.1%
Bad debt	(1,586)	(1,461)	8.6%
Core revenues	217,163	208,976	3.9%

Property tax expense	38,634	35,970	7.4%
HOA fees, net (1)	3,786	5,089	(25.6)%
R&M and turnover costs, net (1)	14,468	14,621	(1.0)%
Insurance	1,963	1,870	5.0%
Property management expenses, net (2)	18,090	16,398	10.3%
Core property operating expenses	76,941	73,948	4.0%

Core NOI	$140,222	$135,028	3.8%
Core NOI margin	64.6%	64.6%

Recurring Capital Expenditures	7,795	6,878	13.3%
Core NOI After Capital Expenditures	$132,427	$128,150	3.3%

Property Enhancing Capex	$6,930	$4,381

Per property:
Average Recurring Capital Expenditures	$172	$152	13.3%
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$492	$475	3.6%
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	12

American Homes 4 Rent
Same-Home Results – Sequential Quarterly Results
(Amounts in thousands, except per property data)
(Unaudited)

	For the Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Occupancy percentage as of period end	96.0%	96.0%	96.0%	96.4%	96.7%
Average Occupied Days Percentage	95.3%	95.2%	95.3%	95.7%	95.4%
Average Monthly Realized Rent per property	$1,664	$1,653	$1,643	$1,627	$1,606

Average Change in Rent for Renewals	4.6%	4.7%	4.1%	4.0%	4.2%
Average Change in Rent for Re-Leases	3.3%	1.4%	3.6%	6.1%	3.6%
Average Blended Change in Rent	4.1%	3.4%	3.9%	4.7%	4.0%

Core NOI:
Rents from single-family properties	$215,376	$213,663	$212,491	$211,429	$207,941
Fees from single-family properties	3,373	3,147	3,163	2,935	2,496
Bad debt	(1,586)	(2,155)	(2,317)	(1,525)	(1,461)
Core revenues	217,163	214,655	213,337	212,839	208,976

Property tax expense	38,634	37,380	37,746	36,999	35,970
HOA fees, net (1)	3,786	3,893	3,893	4,594	5,089
R&M and turnover costs, net (1)	14,468	15,133	19,201	16,575	14,621
Insurance	1,963	1,936	1,951	1,929	1,870
Property management expenses, net (2)	18,090	17,138	17,840	17,226	16,398
Core property operating expenses	76,941	75,480	80,631	77,323	73,948

Core NOI	$140,222	$139,175	$132,706	$135,516	$135,028
Core NOI margin	64.6%	64.8%	62.2%	63.7%	64.6%

Recurring Capital Expenditures	7,795	7,994	11,059	9,182	6,878
Core NOI After Capital Expenditures	$132,427	$131,181	$121,647	$126,334	$128,150

Property Enhancing Capex	$6,930	$5,710	$5,488	$4,470	$4,381

Per property:
Average Recurring Capital Expenditures	$172	$177	$244	$203	$152
Average R&M and turnover costs, net, plus Recurring Capital Expenditures	$492	$511	$669	$569	$475
(1)Presented net of tenant charge-backs.
(2)Presented net of tenant charge-backs and excludes noncash share-based compensation expense related to centralized and field property management employees.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	13

American Homes 4 Rent
Same-Home Results – Operating Metrics by Market

	Number of Properties	Gross Book Value per Property	% of 1Q20 NOI	Avg. Change in Rent for Renewals (1)	Avg. Change in Rent for Re-Leases (1)	Avg. Blended Change in Rent (1)
Atlanta, GA	3,981	$176,584	8.7%	5.5%	3.4%	4.8%
Dallas-Fort Worth, TX	3,824	164,979	7.8%	3.9%	2.0%	3.3%
Charlotte, NC	3,267	190,935	7.6%	4.2%	1.5%	3.3%
Indianapolis, IN	2,753	154,234	4.9%	4.3%	2.4%	3.5%
Houston, TX	2,536	166,935	4.5%	4.0%	1.2%	3.2%
Phoenix, AZ	2,308	171,145	5.3%	7.0%	9.5%	7.9%
Nashville, TN	2,298	211,538	6.1%	4.6%	2.3%	3.7%
Jacksonville, FL	2,009	170,118	4.0%	3.8%	2.9%	3.5%
Tampa, FL	1,938	194,707	4.0%	4.2%	1.4%	3.2%
Cincinnati, OH	1,934	175,668	4.4%	4.7%	4.9%	4.8%
Columbus, OH	1,925	170,241	4.3%	4.1%	3.7%	4.0%
Raleigh, NC	1,912	184,379	4.2%	4.3%	2.3%	3.6%
Greater Chicago area, IL and IN	1,714	182,986	3.7%	3.4%	1.0%	2.7%
Orlando, FL	1,428	177,915	3.1%	5.0%	3.8%	4.6%
Salt Lake City, UT	1,256	237,569	3.7%	5.7%	5.3%	5.6%
Charleston, SC	987	192,436	2.2%	4.0%	2.6%	3.3%
Las Vegas, NV	923	177,690	2.3%	5.5%	7.1%	5.9%
San Antonio, TX	919	160,277	1.7%	3.4%	2.0%	2.9%
Savannah/Hilton Head, SC	816	177,803	1.7%	4.4%	1.9%	3.3%
Winston Salem, NC	713	157,735	1.5%	4.6%	3.5%	4.2%
All Other (2)	5,812	196,754	14.3%	4.9%	4.7%	4.8%
Total/Average	45,253	$181,076	100.0%	4.6%	3.3%	4.1%

	Average Occupied Days Percentage			Average Monthly Realized Rent per property
	1Q20 QTD	1Q19 QTD	Change	1Q20 QTD	1Q19 QTD	Change
Atlanta, GA	95.0%	95.9%	(0.9)%	$1,654	$1,580	4.7%
Dallas-Fort Worth, TX	95.2%	94.9%	0.3%	1,785	1,739	2.6%
Charlotte, NC	94.8%	94.8%	—%	1,625	1,574	3.2%
Indianapolis, IN	95.1%	94.3%	0.8%	1,457	1,409	3.4%
Houston, TX	94.7%	94.9%	(0.2)%	1,680	1,636	2.7%
Phoenix, AZ	96.7%	96.8%	(0.1)%	1,494	1,402	6.6%
Nashville, TN	94.8%	94.4%	0.4%	1,764	1,717	2.7%
Jacksonville, FL	94.2%	95.9%	(1.7)%	1,601	1,545	3.6%
Tampa, FL	94.7%	94.6%	0.1%	1,735	1,700	2.1%
Cincinnati, OH	96.7%	95.2%	1.5%	1,630	1,575	3.5%
Columbus, OH	96.2%	95.9%	0.3%	1,665	1,603	3.9%
Raleigh, NC	94.6%	95.2%	(0.6)%	1,572	1,515	3.8%
Greater Chicago area, IL and IN	96.5%	96.5%	—%	1,890	1,838	2.8%
Orlando, FL	95.7%	95.7%	—%	1,707	1,663	2.6%
Salt Lake City, UT	95.5%	95.6%	(0.1)%	1,806	1,723	4.8%
Charleston, SC	94.3%	95.9%	(1.6)%	1,712	1,647	3.9%
Las Vegas, NV	96.2%	96.2%	—%	1,626	1,540	5.6%
San Antonio, TX	94.6%	93.0%	1.6%	1,563	1,536	1.8%
Savannah/Hilton Head, SC	93.4%	95.5%	(2.1)%	1,577	1,521	3.7%
Winston Salem, NC	95.0%	96.1%	(1.1)%	1,408	1,334	5.5%
All Other (2)	95.9%	95.9%	—%	1,725	1,653	4.4%
Total/Average	95.3%	95.4%	(0.1)%	$1,664	$1,606	3.6%
(1)Reflected for the three months ended March 31, 2020.
(2)Represents 15 markets in 14 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	14

American Homes 4 Rent
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	Mar 31, 2020	Dec 31, 2019
	(Unaudited)
Assets
Single-family properties:
Land	$1,784,804	$1,756,504
Buildings and improvements	7,814,877	7,691,877
Single-family properties in operation	9,599,681	9,448,381
Less: accumulated depreciation	(1,532,306)	(1,462,105)
Single-family properties in operation, net	8,067,375	7,986,276
Single-family properties under development and development land	407,456	355,427
Single-family properties held for sale, net	172,045	209,828
Total real estate assets, net	8,646,876	8,551,531
Cash and cash equivalents	33,108	37,575
Restricted cash	128,621	126,544
Rent and other receivables	29,956	29,618
Escrow deposits, prepaid expenses and other assets	151,326	140,961
Investments in unconsolidated joint ventures	65,533	67,935
Asset-backed securitization certificates	25,666	25,666
Goodwill	120,279	120,279
Total assets	$9,201,365	$9,100,109

Liabilities
Revolving credit facility	$105,000	$—
Asset-backed securitizations, net	1,940,869	1,945,044
Unsecured senior notes, net	888,791	888,453
Accounts payable and accrued expenses	241,950	243,193
Amounts payable to affiliates	—	4,629
Total liabilities	3,176,610	3,081,319

Commitments and contingencies

Equity
Shareholders’ equity:
Class A common shares	3,003	3,001
Class B common shares	6	6
Preferred shares	354	354
Additional paid-in capital	5,792,418	5,790,775
Accumulated deficit	(461,706)	(465,368)
Accumulated other comprehensive income	6,452	6,658
Total shareholders’ equity	5,340,527	5,335,426
Noncontrolling interest	684,228	683,364
Total equity	6,024,755	6,018,790

Total liabilities and equity	$9,201,365	$9,100,109

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	15

American Homes 4 Rent
Debt Summary as of March 31, 2020
(Amounts in thousands)
(Unaudited)

	Secured	Unsecured	Total Balance	% of Total	Interest Rate (1)	Years to Maturity (2)
Floating rate debt:
Revolving credit facility (3)	$—	$105,000	$105,000	3.5%	2.19%	2.2
Total floating rate debt	—	105,000	105,000	3.5%	2.19%	2.2

Fixed rate debt:
AH4R 2014-SFR2	484,546	—	484,546	16.3%	4.42%	4.5
AH4R 2014-SFR3	499,816	—	499,816	16.8%	4.40%	4.7
AH4R 2015-SFR1	525,178	—	525,178	17.7%	4.14%	25.0
AH4R 2015-SFR2	456,018	—	456,018	15.4%	4.36%	25.5
2028 unsecured senior notes (4)	—	500,000	500,000	16.8%	4.08%	7.9
2029 unsecured senior notes	—	400,000	400,000	13.5%	4.90%	8.9
Total fixed rate debt	1,965,558	900,000	2,865,558	96.5%	4.36%	12.9

Total Debt	$1,965,558	$1,005,000	2,970,558	100.0%	4.29%	12.5

Unamortized discounts and loan costs			(35,898)
Total debt per balance sheet			$2,934,660

Maturity Schedule by Year (2)	Total Debt	% of Total
Remaining 2020	$15,536	0.5%
2021	20,714	0.7%
2022	125,714	4.2%
2023	20,714	0.7%
2024	955,618	32.3%
2025	10,302	0.3%
2026	10,302	0.3%
2027	10,302	0.3%
2028	510,302	17.2%
2029	410,302	13.8%
Thereafter	880,752	29.7%
Total	$2,970,558	100.0%
(1)Interest rates on floating rate debt reflect stated rates as of period end.
(2)Years to maturity and maturity schedule reflect all debt on a fully extended basis.
(3)The interest rates shown above reflect the Company’s LIBOR-based borrowing rates, based on 1-month LIBOR and applicable margin as of period end. Balances reflect borrowings outstanding as of March 31, 2020.
(4)The stated interest rate on the 2028 unsecured senior notes is 4.25%, which was effectively hedged to yield an interest rate of 4.08%.

Interest Expense Reconciliation

	For the Three Months Ended Mar 31,
(Amounts in thousands)	2020	2019
Interest expense per income statement	$29,715	$31,915
Less: amortization of discount, loan costs and cash flow hedge	(1,849)	(1,810)
Add: capitalized interest	4,649	2,697
Cash interest	$32,515	$32,802

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	16

American Homes 4 Rent
Capital Structure and Credit Metrics as of March 31, 2020
(Amounts in thousands, except share and per share data)
(Unaudited)

Total Capitalization

Total Debt		$2,970,558	24.7%

Total preferred shares		883,750	7.3%

Common equity at market value:
Common shares outstanding	300,950,684
Operating partnership units	52,026,980
Total shares and units	352,977,664
NYSE AMH Class A common share closing price at March 31, 2020	$23.20
Market value of common shares and operating partnership units		8,189,082	68.0%

Total Market Capitalization		$12,043,390	100.0%

Preferred Shares	Earliest Redemption Date	Outstanding Shares			Annual Dividend Per Share	Annual Dividend Amount
Series			Per Share	Total
6.500% Series D Perpetual Preferred Shares	5/24/2021	10,750,000	$25.00	$268,750	$1.625	$17,469
6.350% Series E Perpetual Preferred Shares	6/29/2021	9,200,000	$25.00	230,000	$1.588	14,605
5.875% Series F Perpetual Preferred Shares	4/24/2022	6,200,000	$25.00	155,000	$1.469	9,106
5.875% Series G Perpetual Preferred Shares	7/17/2022	4,600,000	$25.00	115,000	$1.469	6,756
6.250% Series H Perpetual Preferred Shares	9/19/2023	4,600,000	$25.00	115,000	$1.563	7,188
Total preferred shares		35,350,000		$883,750		$55,124

Credit Ratios		Credit Ratings

Net Debt to Adjusted EBITDAre	4.9 x	Rating Agency	Rating	Outlook
Debt and Preferred Shares to Adjusted EBITDAre	6.6 x	Moody's Investor Service	Baa3	Stable
Fixed Charge Coverage	3.2 x	S&P Global Ratings	BBB-	Stable
Unencumbered Core NOI percentage	65.7%

Unsecured Senior Notes Covenant Ratios	Requirement		Actual

Ratio of Indebtedness to Total Assets	<	60.0%	28.1%
Ratio of Secured Debt to Total Assets	<	40.0%	18.6%
Ratio of Unencumbered Assets to Unsecured Debt	>	150.0%	743.9%
Ratio of Consolidated Income Available for Debt Service to Interest Expense	>	1.50 x	4.53 x

Unsecured Credit Facility Covenant Ratios	Requirement		Actual

Ratio of Total Indebtedness to Total Asset Value	<	60.0%	29.3%
Ratio of Secured Indebtedness to Total Asset Value	<	40.0%	18.0%
Ratio of Unsecured Indebtedness to Unencumbered Asset Value	<	60.0%	17.5%
Ratio of EBITDA to Fixed Charges	>	1.75 x	2.87 x
Ratio of Unencumbered NOI to Unsecured Interest Expense	>	1.75 x	9.68 x

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	17

American Homes 4 Rent
Top 20 Markets Summary as of March 31, 2020
Property Information (1)

Market	Number of Properties	Percentage of Total Properties	Gross Book Value per Property	Avg. Sq. Ft.	Avg. Age (years)
Atlanta, GA	4,809	9.3%	$180,405	2,161	17.5
Dallas-Fort Worth, TX	4,319	8.3%	165,729	2,117	16.0
Charlotte, NC	3,703	7.1%	194,074	2,097	15.9
Phoenix, AZ	3,115	6.0%	176,089	1,835	16.5
Houston, TX	3,032	5.9%	164,676	2,094	14.2
Nashville, TN	2,818	5.4%	213,364	2,109	14.8
Indianapolis, IN	2,804	5.4%	153,708	1,930	17.5
Tampa, FL	2,315	4.5%	199,294	1,943	14.7
Jacksonville, FL	2,266	4.4%	177,513	1,938	14.8
Raleigh, NC	2,077	4.0%	184,753	1,877	15.0
Columbus, OH	2,043	3.9%	173,098	1,870	18.2
Cincinnati, OH	1,969	3.8%	175,372	1,851	17.7
Greater Chicago area, IL and IN	1,743	3.4%	182,616	1,869	18.6
Orlando, FL	1,702	3.3%	181,646	1,897	18.3
Salt Lake City, UT	1,462	2.8%	247,729	2,183	17.6
Charleston, SC	1,204	2.3%	200,948	1,971	11.7
Las Vegas, NV	1,039	2.0%	179,581	1,845	16.8
San Antonio, TX	1,018	2.0%	161,603	2,012	15.8
Savannah/Hilton Head, SC	885	1.7%	180,789	1,861	12.5
Denver, CO	831	1.6%	297,340	2,104	17.7
All Other (3)	6,662	12.9%	192,356	1,880	15.5
Total/Average	51,816	100.0%	$185,265	1,986	16.1
Leasing Information (1)

Market	Avg. Occupied Days Percentage (2)	Avg. Monthly Realized Rent per Property (2)	Avg. Change in Rent for Renewals (2)	Avg. Change in Rent for Re-Leases (2)	Avg. Blended Change in Rent (2)
Atlanta, GA	94.4%	$1,646	5.5%	3.5%	4.8%
Dallas-Fort Worth, TX	94.7%	1,783	3.9%	1.9%	3.2%
Charlotte, NC	94.5%	1,623	4.2%	1.8%	3.5%
Phoenix, AZ	96.6%	1,482	7.0%	9.8%	7.9%
Houston, TX	93.9%	1,670	3.9%	1.0%	3.0%
Nashville, TN	93.7%	1,759	4.5%	2.6%	3.9%
Indianapolis, IN	95.1%	1,454	4.4%	2.4%	3.6%
Tampa, FL	93.1%	1,730	4.3%	1.5%	3.3%
Jacksonville, FL	93.4%	1,609	3.9%	2.8%	3.5%
Raleigh, NC	93.9%	1,571	4.3%	2.5%	3.6%
Columbus, OH	96.0%	1,668	4.1%	3.7%	3.9%
Cincinnati, OH	96.7%	1,629	4.7%	4.8%	4.8%
Greater Chicago area, IL and IN	96.3%	1,889	3.4%	1.1%	2.7%
Orlando, FL	95.4%	1,701	5.0%	4.1%	4.7%
Salt Lake City, UT	94.2%	1,810	5.7%	5.2%	5.5%
Charleston, SC	91.8%	1,723	4.1%	2.4%	3.3%
Las Vegas, NV	94.5%	1,618	5.5%	7.7%	6.1%
San Antonio, TX	94.1%	1,562	3.3%	2.1%	2.9%
Savannah/Hilton Head, SC	93.0%	1,580	4.4%	1.9%	3.3%
Denver, CO	94.8%	2,245	4.5%	4.0%	4.4%
All Other (3)	95.4%	1,640	5.0%	4.7%	4.9%
Total/Average	94.7%	$1,664	4.6%	3.4%	4.2%
(1)Property and leasing information excludes held for sale properties.
(2)Reflected for the three months ended March 31, 2020.
(3)Represents 15 markets in 14 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	18

American Homes 4 Rent
Property Additions

	1Q20 Additions
Market	Number of Properties	Average Total Investment Cost (1)
Nashville, TN	90	$275,379
Tampa, FL	82	239,417
Charleston, SC	78	245,931
Atlanta, GA	69	243,248
Salt Lake City, UT	39	291,809
Jacksonville, FL	35	253,765
Seattle, WA	34	360,268
Phoenix, AZ	29	290,535
Tucson, AZ	29	237,493
Charlotte, NC	28	290,176
Raleigh, NC	24	256,619
Dallas-Fort Worth, TX	20	247,759
Columbus, OH	18	254,062
Orlando, FL	18	263,172
Portland, OR	18	324,741
Denver, CO	14	394,782
San Antonio, TX	12	196,611
Boise, ID	11	278,947
Savannah/Hilton Head, SC	8	215,688
Total/Average	656	$267,198
(1)Reflects Estimated Total Investment Cost of traditional channel acquisitions and purchase price, including closing costs, or total internal development costs of newly constructed homes.
Property Dispositions

	Mar 31, 2020 Single-Family Properties Held for Sale	1Q20 Dispositions
Market		Number of Properties	Average Net Proceeds Per Property
Greater Chicago area, IL and IN	182	34	$151,971
Atlanta, GA	91	37	224,081
Central Valley, CA	85	11	250,727
Bay Area, CA	83	7	484,571
Inland Empire, CA	82	9	378,000
Houston, TX	76	21	214,333
Dallas-Fort Worth, TX	62	21	222,714
Oklahoma City, OK	58	140	169,343
Tampa, FL	30	6	283,333
Austin, TX	26	32	128,375
Nashville, TN	24	10	244,200
Orlando, FL	18	7	261,143
Miami, FL	14	2	424,500
San Antonio, TX	13	7	167,000
Indianapolis, IN	12	4	186,500
Raleigh, NC	11	6	219,500
Charlotte, NC	10	6	228,333
Columbia, SC	9	2	149,500
Cincinnati, OH	8	3	181,667
Phoenix, AZ	8	7	228,143
All Other (1)	58	38	191,974
Total/Average	960	410	$197,954
(1)Represents 17 markets in 13 states.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	19

American Homes 4 Rent
AMH Development Pipeline Summary as of March 31, 2020

	YTD 1Q20 Deliveries			Mar 31, 2020 Lots for Future Delivery
Market	Number of Properties	Average Total Investment Cost	Average Monthly Rent
Charlotte, NC	18	$287,000	$2,050	937
Atlanta, GA	24	261,000	1,800	582
Las Vegas, NV	—	—	—	841
Nashville, TN	84	254,000	1,810	518
Boise, ID	13	315,000	2,000	416
Tampa, FL	65	236,000	1,770	456
Salt Lake City, UT	25	260,000	1,690	511
Jacksonville, FL	19	242,000	1,680	336
Seattle, WA	13	338,000	2,300	353
San Antonio, TX	12	197,000	1,660	203
Charleston, SC	32	214,000	1,720	258
Raleigh, NC	17	254,000	1,800	95
Phoenix, AZ	—	—	—	182
Orlando, FL	8	248,000	1,770	104
Denver, CO	2	448,000	2,670	51
Total	332	$253,000	$1,820	5,843

Estimated Delivery Timing

	YTD 1Q20 Deliveries	Remainder 2020 Deliveries (2)	Full Year Estimated 2020 Deliveries (2)	Thereafter (2)
Consolidated development properties	279	721 - 921	1,000 - 1,200	4,556
Joint venture development properties (1)	53	247 - 347	300 - 400	169
Total development properties	332	968 - 1,268	1,300 - 1,600	4,725
(1)Represents two unconsolidated joint ventures for each of which the Company holds a 20% interest.
(2)Reflects the Company’s latest development program estimates as of May 7, 2020. To date, the Company has experienced certain COVID-19 related construction delays, including government office slowdowns, and the extent to which the pandemic will ultimately impact us will depend on future events which are highly uncertain.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	20

American Homes 4 Rent
Lease Expirations

	MTM	2Q20	3Q20	4Q20	1Q21	Thereafter
Lease expirations	2,163	13,195	12,370	8,355	10,492	2,925

Share Repurchase / ATM Share Issuance History
(Amounts in thousands, except share and per share data)

	Share Repurchases			ATM Share Issuances
Period	Common Shares Repurchased	Purchase Price	Avg. Price Paid Per Share	Common Shares Issued	Gross Proceeds	Avg. Issuance Price Per Share
2018	1,804,163	$34,933	$19.36	—	$—	$—
2019	—	—	—	—	—	—
YTD 1Q20	—	—	—	—	—	—
Total	1,804,163	34,933	$19.36	—	—	$—
	Remaining authorization:	$265,067		Remaining authorization:	$500,000

Home Price Appreciation Trends
The table below summarizes historic changes in the House Price Index of the Federal Housing Finance Agency (“FHFA”), known as the Quarterly Purchase-Only Index, specifically the non-seasonally adjusted “Purchase-Only Index” for the “100 Largest Metropolitan Statistical Areas.”

	HPA Index (1)								HPA Index Change
Market (2)	Dec 31, 2012	Dec 31, 2013	Dec 31, 2014	Dec 31, 2015	Dec 31, 2016	Dec 31, 2017	Dec 31, 2018	Dec 31, 2019
Atlanta, GA	100.0	114.2	122.3	132.0	143.0	152.6	165.1	174.0	74.0%
Dallas-Fort Worth, TX (3)	100.0	108.4	115.2	127.6	140.1	153.7	160.7	167.4	67.4%
Charlotte, NC	100.0	113.4	118.8	126.8	136.6	148.2	157.5	165.1	65.1%
Phoenix, AZ	100.0	118.0	123.3	135.9	146.1	157.2	170.2	180.7	80.7%
Houston, TX	100.0	110.8	123.1	130.1	133.0	137.0	139.7	144.4	44.4%
Nashville, TN	100.0	111.0	117.4	131.1	141.1	156.6	165.0	173.2	73.2%
Indianapolis, IN	100.0	106.4	112.3	117.8	124.5	134.2	142.3	152.7	52.7%
Tampa, FL	100.0	113.0	121.1	132.3	149.1	160.4	173.4	186.6	86.6%
Jacksonville, FL	100.0	114.2	121.7	127.7	142.3	150.6	166.7	177.6	77.6%
Raleigh, NC	100.0	106.7	111.6	120.0	130.8	135.8	146.0	153.0	53.0%
Columbus, OH	100.0	108.9	114.5	120.8	131.5	141.8	148.9	157.4	57.4%
Cincinnati, OH	100.0	104.9	111.2	115.7	121.4	128.3	136.2	143.2	43.2%
Greater Chicago area, IL and IN	100.0	111.0	115.1	118.8	126.3	130.5	133.7	135.5	35.5%
Orlando, FL	100.0	110.3	123.5	135.4	144.9	158.9	168.6	184.6	84.6%
Salt Lake City, UT	100.0	109.4	114.5	123.2	133.0	146.5	158.8	170.4	70.4%
Charleston, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	171.4	71.4%
Las Vegas, NV	100.0	125.1	141.3	149.0	161.5	182.0	207.9	215.9	115.9%
San Antonio, TX	100.0	101.1	108.0	113.9	124.7	133.8	137.7	145.4	45.4%
Savannah/Hilton Head, SC (4)	100.0	109.4	119.9	137.0	148.0	165.5	165.8	171.4	71.4%
Denver, CO	100.0	110.1	121.3	136.4	151.4	166.9	177.5	187.6	87.6%
Average									67.9%
(1)Updates to the Quarterly Purchase-Only Index are released by the FHFA on approximately the 20th day of the second month following quarter-end. Accordingly, information in the above table has been presented through December 31, 2019. For the illustrative purposes of this table, the HPA Index has been indexed as of December 31, 2012, and, as such, HPA Index values presented are relative measures calculated in relation to the baseline index value of 100.0 as of December 31, 2012.
(2)Reflects top 20 markets as of March 31, 2020.
(3)Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington-Grapevine Metropolitan Divisions.
(4)Our Charleston, SC and Savannah/Hilton Head, SC markets are both indexed to the Charleston-North Charleston Metropolitan Division.

Refer to “Defined Terms and Non-GAAP Reconciliations” for definitions of metrics and reconciliations to GAAP.	21

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations
(Unaudited)

Average Blended Change in Rent
The percentage change in rent on all non-month-to-month lease renewals and re-leases during the period, compared to the annual rent of the previous expired non-month-to-month lease for each individual property.

Average Change in Rent for Re-Leases
The percentage change in annual rent on properties re-leased during the period, compared to the annual rent of the previous expired lease for each individual property.

Average Change in Rent for Renewals
The percentage change in rent on non-month-to-month lease renewals during the period.

Average Monthly Realized Rent
For the related period, Average Monthly Realized Rent is calculated as the lease component of rents and other single-family property revenues (i.e. rents from single-family properties) divided by the product of (a) number of properties and (b) Average Occupied Days Percentage, divided by the number of months. For properties partially owned during the period, this calculation is adjusted to reflect the number of days of ownership.

Average Occupied Days Percentage
The number of days a property is occupied in the period divided by the total number of days the property is owned during the same period. This calculation excludes properties classified as held for sale.

Core Net Operating Income (“Core NOI”) and Same-Home Core NOI After Capital Expenditures
Core NOI, which we also present separately for our Same-Home, unencumbered and encumbered portfolios, is a supplemental non-GAAP financial measure that we define as core revenues, which is calculated as total revenues, excluding expenses reimbursed by tenant charge-backs and other revenues, less core property operating expenses, which is calculated as property operating and property management expenses, excluding noncash share-based compensation expense and expenses reimbursed by tenant charge-backs.

Core NOI also excludes (1) gain or loss on early extinguishment of debt, (2) hurricane-related charges, net, which result in material charges to the impacted single-family properties, (3) gain or loss on sales of single-family properties and other, (4) depreciation and amortization, (5) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (6) noncash share-based compensation expense, (7) interest expense, (8) general and administrative expense, (9) other expenses and (10) other revenues. We believe Core NOI provides useful information to investors about the operating performance of our single-family properties without the impact of certain operating expenses that are reimbursed through tenant charge-backs. We further adjust Core NOI for our Same-Home portfolio by subtracting recurring capital expenditures to calculate Same-Home Core NOI After Capital Expenditures, which we believe provides useful information to investors because it more fully reflects our operating performance after the impact of all property-level expenditures, regardless of whether they are capitalized or expensed.

Core NOI and Same-Home Core NOI After Capital Expenditures should be considered only as supplements to net income or loss as a measure of our performance and should not be used as measures of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Additionally, these metrics should not be used as substitutes for net income or loss or net cash flows from operating activities (as computed in accordance with GAAP).

22

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI, Same-Home Core NOI After Capital Expenditures, Unencumbered Core NOI and Encumbered Core NOI to their respective GAAP metrics for the three months ended March 31, 2020 and 2019 (amounts in thousands):

	For the Three Months Ended Mar 31,
	2020	2019
Core revenues and Same-Home core revenues
Total revenues	$289,594	$279,204
Tenant charge-backs	(40,013)	(39,952)
Other revenues	(2,252)	(1,510)
Core revenues	247,329	237,742
Less: Non-Same-Home core revenues	30,166	28,766
Same-Home core revenues	$217,163	$208,976

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$107,497	$106,684
Property management expenses	23,276	20,709
Noncash share-based compensation - property management	(439)	(293)
Expenses reimbursed by tenant charge-backs	(40,013)	(39,952)
Core property operating expenses	90,321	87,148
Less: Non-Same-Home core property operating expenses	13,380	13,200
Same-Home core property operating expenses	$76,941	$73,948

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$37,527	$33,091
Gain on sale of single-family properties and other, net	(10,765)	(5,649)
Depreciation and amortization	82,821	81,161
Acquisition and other transaction costs	2,147	834
Noncash share-based compensation - property management	439	293
Interest expense	29,715	31,915
General and administrative expense	11,266	9,435
Other expenses	6,110	1,024
Other revenues	(2,252)	(1,510)
Core NOI	157,008	150,594
Less: Non-Same-Home Core NOI	16,786	15,566
Same-Home Core NOI	140,222	135,028
Less: Same-Home recurring capital expenditures	7,795	6,878
Same-Home Core NOI After Capital Expenditures	$132,427	$128,150

Unencumbered Core NOI and Encumbered Core NOI
Core NOI	$157,008	$150,594
Less: Encumbered Core NOI	53,881	52,608
Unencumbered Core NOI	$103,127	$97,986

23

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following are reconciliations of core revenues, Same-Home core revenues, core property operating expenses, Same-Home core property operating expenses, Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures to their respective GAAP metrics for the trailing five quarters (amounts in thousands):

	For the Three Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Core revenues and Same-Home core revenues
Total revenues	$289,594	$284,010	$298,304	$281,860	$279,204
Tenant charge-backs	(40,013)	(36,290)	(48,306)	(35,303)	(39,952)
Other revenues	(2,252)	(2,545)	(5,240)	(1,946)	(1,510)
Core revenues	247,329	245,175	244,758	244,611	237,742
Less: Non-Same-Home core revenues	30,166	30,520	31,421	31,772	28,766
Same-Home core revenues	$217,163	$214,655	$213,337	$212,839	$208,976

Core property operating expenses and Same-Home core property operating expenses
Property operating expenses	$107,497	$102,788	$119,791	$104,591	$106,684
Property management expenses	23,276	21,822	22,727	21,650	20,709
Noncash share-based compensation - property management	(439)	(353)	(350)	(346)	(293)
Expenses reimbursed by tenant charge-backs	(40,013)	(36,290)	(48,306)	(35,303)	(39,952)
Core property operating expenses	90,321	87,967	93,862	90,592	87,148
Less: Non-Same-Home core property operating expenses	13,380	12,487	13,231	13,269	13,200
Same-Home core property operating expenses	$76,941	$75,480	$80,631	$77,323	$73,948

Core NOI, Same-Home Core NOI and Same-Home Core NOI After Capital Expenditures
Net income	$37,527	$41,464	$41,401	$40,304	$33,091
Loss on early extinguishment of debt	—	—	—	659	—
Gain on sale of single-family properties and other, net	(10,765)	(10,978)	(13,521)	(13,725)	(5,649)
Depreciation and amortization	82,821	83,219	82,073	82,840	81,161
Acquisition and other transaction costs	2,147	769	651	970	834
Noncash share-based compensation - property management	439	353	350	346	293
Interest expense	29,715	31,163	31,465	32,571	31,915
General and administrative expense	11,266	12,178	11,107	10,486	9,435
Other expenses	6,110	1,585	2,610	1,514	1,024
Other revenues	(2,252)	(2,545)	(5,240)	(1,946)	(1,510)
Core NOI	157,008	157,208	150,896	154,019	150,594
Less: Non-Same-Home Core NOI	16,786	18,033	18,190	18,503	15,566
Same-Home Core NOI	140,222	139,175	132,706	135,516	135,028
Less: Same-Home recurring capital expenditures	7,795	7,994	11,059	9,182	6,878
Same-Home Core NOI After Capital Expenditures	$132,427	$131,181	$121,647	$126,334	$128,150

24

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Credit Ratios
We present the following selected metrics because we believe they are helpful as supplemental measures in assessing the Company’s ability to service its financing obligations and in evaluating balance sheet leverage against that of other real estate companies. The tables below reconcile these metrics, which are calculated in part based on several non-GAAP financial measures.
Debt and Preferred Shares to Adjusted EBITDAre

(Amounts in thousands)	Mar 31, 2020
Total Debt	$2,970,558
Preferred shares at liquidation value	883,750
Total Debt and preferred shares	$3,854,308

Adjusted EBITDAre - TTM	$588,225

Debt and Preferred Shares to Adjusted EBITDAre	6.6 x

Fixed Charge Coverage

(Amounts in thousands)	For the Trailing Twelve Months Ended Mar 31, 2020
Interest expense per income statement	$124,914
Less: amortization of discounts, loan costs and cash flow hedge	(7,496)
Add: capitalized interest	13,049
Cash interest	130,467
Dividends on preferred shares	55,128
Fixed charges	$185,595

Adjusted EBITDAre - TTM	$588,225

Fixed Charge Coverage	3.2 x

Net Debt to Adjusted EBITDAre

(Amounts in thousands)	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Total Debt	$2,970,558	$2,870,993	$2,876,223	$2,881,774	$2,986,953
Less: cash and cash equivalents	(33,108)	(37,575)	(171,209)	(119,176)	(154,584)
Less: asset-backed securitization certificates	(25,666)	(25,666)	(25,666)	(25,666)	(25,666)
Less: restricted cash related to securitizations	(42,060)	(40,558)	(40,058)	(49,032)	(43,535)
Net Debt	$2,869,724	$2,767,194	$2,639,290	$2,687,900	$2,763,168

Adjusted EBITDAre - TTM	$588,225	$582,945	$578,942	$572,905	$564,543

Net Debt to Adjusted EBITDAre	4.9 x	4.7 x	4.6 x	4.7 x	4.9 x

25

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unencumbered Core NOI Percentage

(Amounts in thousands)	For the Three Months Ended Mar 31, 2020
Unencumbered Core NOI	$103,127
Core NOI	$157,008
Unencumbered Core NOI Percentage	65.7%

EBITDA / EBITDAre / Adjusted EBITDAre / Adjusted EBITDAre after Capex and Leasing Costs / Adjusted EBITDAre Margin / Adjusted EBITDAre after Capex and Leasing Costs Margin
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. EBITDA is a non-GAAP financial measure and is used by us and others as a supplemental measure of performance. EBITDAre is a supplemental non-GAAP financial measure, which we calculate in accordance with the definition approved by the National Association of Real Estate Investment Trusts (“NAREIT”) by adjusting EBITDA for the net gain or loss on sales / impairment of single-family properties and other and adjusting for unconsolidated partnerships and joint ventures on the same basis. Adjusted EBITDAre is a supplemental non-GAAP financial measure calculated by adjusting EBITDAre for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt. Adjusted EBITDAre after Capex and Leasing Costs is a supplemental non-GAAP financial measure calculated by adjusting Adjusted EBITDAre for (1) recurring capital expenditures and (2) leasing costs. Adjusted EBITDAre Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. Adjusted EBITDAre after Capex and Leasing Costs Margin is a supplemental non-GAAP financial measure calculated as Adjusted EBITDAre after Capex and Leasing Costs divided by total revenues, net of tenant charge-backs and adjusted for unconsolidated joint ventures. We believe these metrics provide useful information to investors because they exclude the impact of various income and expense items that are not indicative of operating performance.

26

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted EBITDAre after Capex and Leasing Costs, Adjusted EBITDAre Margin and Adjusted EBITDAre after Capex and Leasing Costs Margin for the three months ended March 31, 2020 and 2019 (amounts in thousands):

	For the Three Months Ended Mar 31,
	2020	2019
Net income	$37,527	$33,091
Interest expense	29,715	31,915
Depreciation and amortization	82,821	81,161
EBITDA	$150,063	$146,167

Net (gain) on sale / impairment of single-family properties and other	(5,614)	(5,145)
Adjustments for unconsolidated joint ventures	238	554
EBITDAre	$144,687	$141,576

Noncash share-based compensation - general and administrative	1,369	659
Noncash share-based compensation - property management	439	293
Acquisition and other transaction costs	2,147	834
Adjusted EBITDAre	$148,642	$143,362

Recurring capital expenditures (1)	(8,711)	(7,860)
Leasing costs	(910)	(999)
Adjusted EBITDAre after Capex and Leasing Costs	$139,021	$134,503

Total revenues	$289,594	$279,204
Less: tenant charge-backs	(40,013)	(39,952)
Adjustments for unconsolidated joint ventures	238	554
Total revenues, net of tenant charge-backs and adjustments for unconsolidated joint ventures	$249,819	$239,806

Adjusted EBITDAre Margin	59.5%	59.8%

Adjusted EBITDAre after Capex and Leasing Costs Margin	55.6%	56.1%
(1)As a portion of our homes are recently developed, acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

27

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

The following is a reconciliation of net income, as determined in accordance with GAAP, to EBITDA, EBITDAre and Adjusted EBITDAre for the following trailing twelve month periods (amounts in thousands):

	For the Trailing Twelve Months Ended
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
Net income	$160,696	$156,260	$149,530	$138,410	$124,004
Interest expense	124,914	127,114	126,642	126,107	125,514
Depreciation and amortization	330,953	329,293	327,197	325,064	320,543
EBITDA	$616,563	$612,667	$603,369	$589,581	$570,061

Net (gain) on sale / impairment of single-family properties and other	(40,679)	(40,210)	(34,247)	(26,769)	(15,677)
Adjustments for unconsolidated joint ventures	1,481	1,797	976	1,301	554
EBITDAre	$577,365	$574,254	$570,098	$564,113	$554,938

Noncash share-based compensation - general and administrative	4,176	3,466	2,986	2,539	2,136
Noncash share-based compensation - property management	1,488	1,342	1,206	1,197	1,274
Acquisition and other transaction costs	4,537	3,224	3,993	4,397	4,748
Loss on early extinguishment of debt	659	659	659	659	1,447
Adjusted EBITDAre	$588,225	$582,945	$578,942	$572,905	$564,543

Estimated Total Investment Cost
Represents the sum of purchase price, closing costs and if applicable, estimated initial renovation costs for homes purchased through traditional Broker and Trustee channels.

FFO / Core FFO / Adjusted FFO attributable to common share and unit holders
FFO attributable to common share and unit holders is a non-GAAP financial measure that we calculate in accordance with the definition approved by NAREIT, which defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales or impairment of real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustments for unconsolidated partnerships and joint ventures to reflect FFO on the same basis.

Core FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting FFO attributable to common share and unit holders for (1) acquisition and other transaction costs incurred with business combinations and the acquisition or disposition of properties, (2) noncash share-based compensation expense, (3) hurricane-related charges, net, which result in material charges to the impacted single-family properties, and (4) gain or loss on early extinguishment of debt.

Adjusted FFO attributable to common share and unit holders is a non-GAAP financial measure that we use as a supplemental measure of our performance. We compute this metric by adjusting Core FFO attributable to common share and unit holders for (1) recurring capital expenditures that are necessary to help preserve the value and maintain functionality of our properties and (2) capitalized leasing costs incurred during the period. As a portion of our homes are recently developed, acquired and/or renovated, we estimate recurring capital expenditures for our entire portfolio by multiplying (a) current period actual recurring capital expenditures per Same-Home Property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

28

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

We present FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, because we consider this metric to be an important measure of the performance of real estate companies, as do many investors and analysts in evaluating the Company. We believe that FFO attributable to common share and unit holders provides useful information to investors because this metric excludes depreciation, which is included in computing net income and assumes the value of real estate diminishes predictably over time. We believe that real estate values fluctuate due to market conditions and in response to inflation. We also believe that Core FFO and Adjusted FFO attributable to common share and unit holders, as well as on a per FFO share and unit basis, provide useful information to investors because they allow investors to compare our operating performance to prior reporting periods without the effect of certain items that, by nature, are not comparable from period to period.

FFO, Core FFO and Adjusted FFO attributable to common share and unit holders are not a substitute for net income or net cash provided by operating activities, each as determined in accordance with GAAP, as a measure of our operating performance, liquidity or ability to pay dividends. These metrics also are not necessarily indicative of cash available to fund future cash needs. Because other REITs may not compute these measures in the same manner, they may not be comparable among REITs.

Refer to Funds from Operations for a reconciliation of these metrics to net income attributable to common shareholders, determined in accordance with GAAP.

FFO Shares and Units
Includes weighted-average common shares and operating partnership units outstanding, as well as potentially dilutive securities.

Occupied Property
A property is classified as occupied upon commencement (i.e., start date) of a lease agreement, which can occur contemporaneously with or subsequent to execution (i.e., signature).

29

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Platform Efficiency Percentage
Management costs, including (1) property management expenses, net of tenant charge-backs and excluding noncash share-based compensation expense, (2) general and administrative expense, excluding noncash share-based compensation expense and (3) leasing costs, as a percentage of total portfolio rents and fees.

	For the Three Months Ended Mar 31,
(amounts in thousands)	2020	2019
Property management expenses	$23,276	$20,709
Less: tenant charge-backs	(1,420)	(1,362)
Less: noncash share-based compensation - property management	(439)	(293)
Property management expenses, net	21,417	19,054

General and administrative expense	11,266	9,435
Less: noncash share-based compensation - general and administrative	(1,369)	(659)
General and administrative expense, net	9,897	8,776

Leasing costs	910	999

Platform costs	$32,224	$28,829

Total revenues	$289,594	$279,204
Less: tenant charge-backs	(40,013)	(39,952)
Less: other revenues	(2,252)	(1,510)
Total portfolio rents and fees	$247,329	$237,742

Platform Efficiency Percentage	13.0%	12.1%

Property Enhancing Capex
Includes elective capital expenditures to enhance the operating profile of a property, such as investments to increase future revenues or reduce maintenance expenditures.

Recurring Capital Expenditures
For our Same-Home portfolio, recurring capital expenditures includes replacement costs and other capital expenditures recorded during the period that are necessary to help preserve the value and maintain functionality of our properties. For our total portfolio, we calculate recurring capital expenditures by multiplying (a) current period actual recurring capital expenditures per Same-Home property by (b) our total number of properties, excluding newly acquired non-stabilized properties and properties classified as held for sale.

30

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Retained Cash Flow
Retained Cash Flow is a non-GAAP financial measure that we believe is helpful as a supplemental measure in assessing the Company’s liquidity. This metric is computed by reducing Adjusted FFO attributable to common share and unit holders by common distributions.

Refer to Funds from Operations for a reconciliation of Adjusted FFO attributable to common share and unit holders to net income attributable to common shareholders, determined in accordance with GAAP. The following is a reconciliation of Adjusted FFO attributable to common share and unit holders to Retained Cash Flow (amounts in thousands):

For the Three Months Ended Mar 31, 2020
Adjusted FFO attributable to common share and unit holders	$93,460
Common distributions	(17,690)
Retained Cash Flow	$75,770

Same-Home Property
A property is classified as Same-Home if it has been stabilized longer than 90 days prior to the beginning of the earliest period presented under comparison. A property is removed from Same-Home if it has been classified as held for sale or has been taken out of service as a result of a casualty loss.

Stabilized Property
A property acquired individually (i.e., not through a bulk purchase) is classified as stabilized once it has been renovated by the Company or newly constructed and then initially leased or available for rent for a period greater than 90 days. Properties acquired through a bulk purchase are first considered non-stabilized, as an entire group, until (1) we have owned them for an adequate period of time to allow for complete on-boarding to our operating platform, and (2) a substantial portion of the properties have experienced tenant turnover at least once under our ownership, providing the opportunity for renovations and improvements to meet our property standards. After such time has passed, properties acquired through a bulk purchase are then evaluated on an individual property basis under our standard stabilization criteria.

Total Debt
Includes principal balances on asset-backed securitizations, unsecured senior notes, exchangeable senior notes, secured notes payable and borrowings outstanding under our revolving credit facility and term loan facility as of period end, and excludes unamortized discounts, the value of exchangeable senior notes classified within equity and unamortized deferred financing costs.

Total Market Capitalization
Includes the market value of all outstanding common shares and operating partnership units (based on the NYSE AMH Class A common share closing price as of period end), the current liquidation value of preferred shares as of period end and Total Debt.

Turnover Rate
The number of tenant move-outs during the period divided by the total number of properties.

31

American Homes 4 Rent
Defined Terms and Non-GAAP Reconciliations (continued)
(Unaudited)

Unsecured Senior Notes Covenant Ratios and Unsecured Credit Facility Covenant Ratios
Debt covenant compliance ratios for the unsecured senior notes show the Company’s compliance with selected covenants on the 2028 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the First Supplemental Indenture dated as of February 7, 2018, which have been filed as exhibits to the Company’s SEC reports, and the 2029 Unsecured Senior Notes provided in the Indenture dated as of February 7, 2018, as supplemented by the Second Supplemental Indenture dated as of January 23, 2019, which have been filed as exhibits to the Company’s SEC reports. The ratios for the Unsecured Credit Facility covenants show the Company’s compliance with selected covenants provided in the Credit Agreement dated as of August 17, 2016, as amended by Amendment No. 1 to Credit Agreement dated as of June 30, 2017, which have been filed as exhibits to the Company’s SEC reports.

The debt covenant compliance ratios are provided only to show the Company’s compliance with certain covenants contained in the Indenture governing its unsecured debt securities and in the Credit Agreement, as of the date reported. These ratios should not be used for any other purpose, including without limitation to evaluate the Company’s financial condition or results of operations, nor do they indicate the Company’s covenant compliance as of any other date or for any other period. The capitalized terms in the disclosure are defined in the Indenture or the Credit Agreement, and may differ materially from similar terms used elsewhere in this document and used by other companies that present information about their covenant compliance. For risks related to failure to comply with these covenants, see “Risk Factors – Risks Related to Our Business” and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in the Company’s subsequent filings with the SEC.

32

Executive Management

David P. Singelyn	Jack Corrigan
Chief Executive Officer	Chief Investment Officer

Bryan Smith	Christopher C. Lau
Chief Operating Officer	Chief Financial Officer

Sara H. Vogt-Lowell	Stephanie G. Heim
Chief Legal Officer	Chief Governance Officer

Corporate Information	Investor Relations

American Homes 4 Rent	(855) 794-AH4R (2447)
30601 Agoura Road, Suite 200	investors@ah4r.com
Agoura Hills, CA 91301
(805) 413-5300
www.americanhomes4rent.com

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Corporate & Property Management Headquarters
Property Management Offices
AMH State Presence

Analyst Coverage (1)

B. Riley FBR, Inc.	Bank of America Merrill Lynch	BTIG	Citi
Alex Rygiel	Jeff Spector	Ryan Gilbert	Michael Bilerman
arygiel@brileyfbr.com	jeff.spector@baml.com	rgilbert@btig.com	michael.bilerman@citi.com

Credit Suisse	Evercore ISI	Goldman Sachs & Co.	Green Street Advisors
Douglas Harter	Steve Sakwa	Richard Skidmore	John Pawlowski
douglas.harter@credit-suisse.com	steve.sakwa@evercoreisi.com	richard.skidmore@gs.com	jpawlowski@greenst.com

JMP Securities	JP Morgan Securities	Keefe, Bruyette & Woods, Inc.	Mizuho Securities USA Inc.
Aaron Hecht	Anthony Paolone	Jade Rahmani	Haendel St. Juste
ahecht@jmpsecurities.com	anthony.paolone@jpmorgan.com	jrahmani@kbw.com	haendel.st.juste@mizuho-sc.com

Morgan Stanley	Raymond James & Associates, Inc.	Wells Fargo Securities	Zelman & Associates
Richard Hill	Buck Horne	Todd Stender	Hardik Goel
richard.hill1@morganstanley.com	buck.horne@raymondjames.com	todd.stender@wellsfargo.com	hardik@zelmanassociates.com

(1)The sell-side analysts listed above follow American Homes 4 Rent (“AMH”). Any opinions, estimates or forecasts regarding AMH’s performance made by these analysts are theirs alone and do not represent the opinions, forecasts or predictions of AMH or its management. AMH does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions, or recommendations. The above list may not be complete and is subject to change as firms add or discontinue coverage.